Exhibit 4.1

EXECUTION COPY

AMENDMENT NO. 1 TO 4-YEAR CREDIT AGREEMENT

Dated as of April 13, 2012

to

CREDIT AGREEMENT

Dated as of April 28, 2011

THIS AMENDMENT NO. 1 TO 4-YEAR CREDIT AGREEMENT (“Amendment”) is made as of April 13, 2012 (the “Effective Date”) by and among Harley-Davidson, Inc., a Wisconsin corporation and Harley-Davidson Funding Corp., a Nevada corporation (collectively, the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Global Administrative Agent (the “Administrative Agent”), under that certain 4-Year Credit Agreement dated as of April 28, 2011 by and among the Borrowers, Harley-Davidson Financial Services, Inc., a Delaware corporation, Harley-Davidson Credit Corp., a Nevada corporation and certain other Subsidiaries of Harley from time to time party thereto, as Guarantors, the Lenders and the Administrative Agent (as amended prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrowers have requested that certain modifications be made to the Credit Agreement;

WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to the following amendment to the Credit Agreement.

1. Amendments to Credit Agreement. Effective as of the Effective Date but subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a) The preliminary statement of the Credit Agreement is amended to delete the phrase “certain other Subsidiaries of Harley from time to time party hereto as Opco Guarantors,” appearing therein.

(b) Section 1.1 of the Credit Agreement is amended to add the following new definitions therein in the appropriate alphabetical order:

“Amendment No. 1 Effective Date” means April 13, 2012.

“Consolidated Total Assets” means, as of the date of any determination thereof, the Consolidated total assets of Harley and its Subsidiaries as of such date, as shall be determined in accordance with Agreement Accounting Principles.

“Participant Register” is defined in Section 13.2(A) hereof.

(c) Section 1.1 of the Credit Agreement is amended to delete the definitions of “Guaranty Ratings Threshold Date”, “Material Domestic Opco Subsidiary”, “Non-Loan Party”, “Opco Guarantor” and “Risk-Based Capital Guidelines” appearing therein.

(d) The definition of “Affiliate” appearing in Section 1.1 of the Credit Agreement is amended to delete the phrase “is the ‘beneficial owner’ (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than five percent (5%) or more of any class of voting securities (or other voting interests) of the controlled Person or” appearing immediately after the phrase “A Person shall be deemed to control another Person if the controlling Person” therein.

(e) The definition of “Agreement Accounting Principles” appearing in Section 1.1 of the Credit Agreement is amended to change the date “December 31, 2010” appearing therein to the date “December 31, 2011”.

(f) The definition of “Change of Control” appearing in Section 1.1 of the Credit Agreement is amended to add the phrase “in each case other than as a result of a transaction permitted under Section 6.2.3.,” immediately after the reference to “(b)” appearing therein.

(g) The definition of “Company” appearing in Section 1.1 of the Credit Agreement is amended to delete the phrase “; provided that no Opco Guarantor (other than any Opco Guarantor executing this Agreement on the Closing Date in such capacity) shall be considered a “Company” hereunder unless and until all of the requirements of Section 6.1.11(a) have been satisfied with respect to such entity and each Opco Guarantor shall cease to be considered a “Company” hereunder upon its release from the Guarantee as contemplated by Section 6.1.11(b) (until such time, if any, that it is subsequently required to satisfy the requirements of Section 6.1.11(a))” appearing at the end thereof.

(h) The definition of “Defaulting Lender” appearing in Section 1.1 of the Credit Agreement is amended to (i) delete the phrase “(a) failed to (i) fund its Pro Rata Share of any Advance or Loan” appearing therein, (ii) delete the words “by it hereunder” appearing after the word “funded” and replace such word with the phrase “or paid (a) failed to (i) fund its Pro Rata Share of any Advance or Loan” and (iii) add the word “reasonably” immediately before the word “satisfactory” appearing in clause (c) thereof.

(i) The definition of “FATCA” appearing in Section 1.1 of the Credit Agreement is amended to (i) delete the phrase “date of this Agreement,” and replace such phrase with the phrase “Amendment No. 1 Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with)” and (ii) delete the phrase “; provided, however, that “FATCA” shall also include any amendments to Sections 1471 through 1474 of the Code that are substantively comparable, but only if the requirements in such amended version for avoiding the withholding are not materially more onerous than the requirements in the current version” appearing at the end thereof.

(j) The definition of “Guarantor” appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

“Guarantor” means each of HDFC and each of the Finco Guarantors and in each such case their respective successors and permitted assigns.

(k) The definition of “Indebtedness” appearing in Section 1.1 of the Credit Agreement is amended to (i) delete the word “and” appearing immediately before clause (iv) thereof and to replace such word with a comma and (ii) add the phrase “and (v) any Indebtedness that has been defeased, provided that funds in an amount equal to all such Indebtedness (including interest and any other amounts required to be paid to the holders thereof in order to give effect to such defeasance) have been irrevocably deposited with a trustee for the benefit of the relevant holders of such Indebtedness” immediately after the word “Earnouts” appearing in clause (iv) thereof.

(l) The definition of “Indemnified Taxes” appearing in Section 1.1 of the Credit Agreement is amended to delete the reference to “the Company” appearing therein and replace such reference with a reference to “any Company”.

(m) The definition of “Net Worth” appearing in Section 1.1 of the Credit Agreement is amended to delete the word “shareholder’s” appearing therein and replace such word with the word “shareholders’”.

(n) The definition of “Support Agreement” appearing in Section 1.1 of the Credit Agreement is amended to add the phrase “and the letter agreement dated as of April 13, 2012, in each case” immediately after the phrase “the letter agreement dated as of April 28, 2011” appearing therein.

(o) The definition of “Applicable Commitment Fee Rate” appearing in Section 2.6(b)(i) of the Credit Agreement is amended to add the phrase “Harley’s Status as established by reference to” immediately after the phrase “and determined by reference to” appearing therein.

(p) Clause (b)(ii) of Section 2.6 of the Credit Agreement is amended and restated in its entirety to read as follows:

(ii) Determination of Applicable Percentage, Applicable Floor and Applicable Commitment Fee Rate. The Applicable Percentage and the Applicable Floor in respect of any Loan and the Applicable Commitment Fee Rate payable under Section 2.14(C) shall be determined by reference to the table set forth in clause (i) above on the basis of the Status as determined from Harley’s then-current Moody’s Rating, S&P Rating and Fitch Rating. The Applicable Margin in respect of any Loan shall be determined by reference to the table set forth in clause (i) above on the basis of the Status as determined from Harley’s or the Applicable Finco’s, as applicable, then-current Moody’s Rating, S&P Rating and Fitch Rating. The rating in effect on any date for the purposes of this Section is that in effect at the close of business on such date (it being understood and agreed that any change in such rating shall be effective as of the date on which such change is first announced publicly by the rating agency making such change). Except under the circumstances described in clause (iii) below, if at any time Harley has no Moody’s Rating, no S&P Rating and no Fitch Rating, Level V Status shall exist with respect to Loans to Harley and with respect to the Applicable Commitment Fee Rate.

Except under the circumstances described in clause (iii) below, if at any time each Finco has no Moody’s Rating, no S&P Rating and no Fitch Rating, Level V Status shall exist with respect to Loans to any Borrower other than Harley. If any rating agency shall change the basis on which ratings are established, each reference to Moody’s Rating, S&P Rating or Fitch Rating shall refer to the then equivalent rating by the applicable rating agency. Notwithstanding the foregoing, (a) if Harley or the Applicable Finco, as applicable, is split-rated by all three rating agencies (i.e., the ratings issued by the rating agencies are at three different levels), then the intermediate level will apply, and (b) in the event that Harley or the Applicable Finco, as applicable, shall maintain ratings from only two rating agencies and they are split-rated and (x) the ratings differential is one level, then the higher level will apply and (y) the ratings differential is two levels or more, then the level next below that of the higher of the levels will apply.

(q) Clause (b)(iii) of Section 2.6 of the Credit Agreement is amended to delete the phrase “and the “Guaranty Ratings Threshold Date” appearing in the parenthetical therein.

(r) The last paragraph of Section 3.1 of the Credit Agreement is amended to (i) delete the first reference to “such Person” appearing therein and replace such reference with a reference to “that Person” and (ii) add the phrase “Commitment or” immediately before the word “Loans” appearing therein.

(s) Section 3.2 of the Credit Agreement is amended to (i) add the phrase “or liquidity” (x) immediately after the phrase “the amount of capital” appearing in clause (i) thereof, (y) immediately after the phrases “such increase in capital” and “such increased capital” appearing in clause (ii) thereof and (z) immediately after the phrase “which affects the amount of capital” appearing in the definition of “Change” therein, (ii) add the phrase “and liquidity” immediately after the phrase “(after taking into account such Lender’s policies as to capital adequacy” appearing in clause (ii) thereof, (iii) delete the phrase “(i) any change after the date of this Agreement in the “Risk-Based Capital Guidelines” (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements, in each case passed prior to the date hereof, or (ii)” appearing in the definition of “Change” therein and (iv) delete the definition of “Risk-Based Capital Guidelines” appearing at the end thereof.

(t) Clause (vii) of Section 3.5 of the Credit Agreement is hereby amended to (i) delete the phrase “any Taxes (but, in the case of any Indemnified Taxes and Other Taxes, only to the extent that the Companies have not already indemnified the Global Administrative Agent for such Indemnified Taxes and Other Taxes without limiting the obligation of the Companies to do so in accordance with the Loan Documents) attributable to such Lenders” appearing therein and replace such phrase with the phrase “(i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Companies have not already indemnified the Global Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of Companies to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.2 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case” and (ii) add the phrase “Each Lender hereby authorizes the Global Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Global Administrative Agent to the Lender from any other source against any amount due to the Global Administrative Agent under this Section 3.5(vii)” at the end thereof.

(u) Section 5.1.5 of the Credit Agreement is amended to change the date “December 31, 2010” appearing therein to the date “December 31, 2011”.

(v) Section 5.1.6 of the Credit Agreement is amended to change the date “December 31, 2010” appearing therein to the date “December 31, 2011”.

(w) Section 6.1.2 of the Credit Agreement is amended to (i) delete the reference to “(i)” appearing therein, (ii) delete the phrase “and (ii) all lawful claims that, if unpaid, would by law become a Lien upon its Property (other than Liens of the type described in clause (b) of the definition of “Permitted Liens”)” appearing therein, (iii) delete the comma appearing immediately after the word “assessment” appearing in the proviso thereof and replace such comma with the word “or” and (iv) delete the phrase “or claim” appearing immediately after the word “charge” in the proviso thereof.

(x) Section 6.1.10 of the Credit Agreement is amended to delete the phrase “(including, without limitation, maturing commercial paper of a U.S. Borrower)” appearing at the end thereof.

(y) Section 6.1.11 of the Credit Agreement is deleted in its entirety.

(z) Clause (s) of Section 6.2.1 of the Credit Agreement is amended to delete the phrase “unsecured Indebtedness of H-D Varese Holding Co. S.r.l. and its Subsidiaries (including successors and assigns) in an aggregate principal amount not exceeding €200,000,000 at any time outstanding” appearing therein and replace such phrase with the phrase “[Intentionally Omitted]”.

(aa) Clause (v) of Section 6.2.1 of the Credit Agreement is amended to (i) delete the amount “$150,000,000” appearing therein and (ii) add the phrase “the greater of (i) $150,000,000 and (ii) an amount equal to 1.5% of the Consolidated Total Assets (determined by reference to the most recent financial statements of Harley delivered pursuant to Section 6.1.9(a) or 6.1.9(b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 6.1.9(a) or 6.1.9(b), the most recent financial statements referred to in Section 5.1.5) as determined at the time of, and immediately after giving effect to, the incurrence of such Indebtedness” at the end thereof.

(bb) Clause (e) of Section 6.2.2 of the Credit Agreement is amended to (i) delete the amount “$150,000,000” appearing therein and (ii) add the phrase “the greater of (i) $150,000,000 and (ii) an amount equal to 1.5% of the Consolidated Total Assets (determined by reference to the most recent financial statements of Harley delivered pursuant to Section 6.1.9(a) or 6.1.9(b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 6.1.9(a) or 6.1.9(b), the most recent financial statements referred to in Section 5.1.5) as determined at the time of, and immediately after giving effect to, the incurrence of such Lien or the making of such assignment” at the end thereof.

(cc) The definition of “Consolidated Tangible Net Worth” appearing in clause (A) of Section 6.3 of the Credit Agreement is amended to delete the word “shareholder’s” appearing therein and replace such word with the word “shareholders’”.

(dd) Clause (c) of Section 7.1 of the Credit Agreement is amended to delete the reference to “6.1.11,” appearing therein.

(ee) Section 9.8 of the Credit Agreement is amended to delete the phrase “date of this Agreement” appearing at the end thereof and replace such phrase with the phrase “Amendment No. 1 Effective Date”.

(ff) Section 9.11 of the Credit Agreement is amended to add the word “COURT” immediately after the phrase “IN SUCH NEW YORK STATE” appearing therein.

(gg) The final paragraph of Article XII is amended and restated in its entirety to read as follows:

Notwithstanding anything contained in this Article XII to the contrary, the obligations of the Finco Guarantors under this Article XII shall be solely in respect of the Loans made to, and any other Obligations of, HDFC.

(hh) Section 13.1 of the Credit Agreement is amended to add the phrase “or other central banking authority with authority over such Lender” immediately after the reference to “Federal Reserve Bank” appearing in the second sentence thereof.

(ii) Clause A of Section 13.2 of the Credit Agreement is amended to add the sentence “For the avoidance of doubt, the Global Administrative Agent (in its capacity as Global Administrative Agent) shall have no responsibility for maintaining a Participant Register.” at the end thereof.

(jj) Section 13.3 of the Credit Agreement is amended to add the following as a new clause (D) thereof:

(D) Assignments to Borrowers. Notwithstanding anything in this Agreement to the contrary, no Lender may assign, or sell a participation in, any interest in any Loan held by it hereunder to any Borrower or any of such Borrower’s respective Affiliates or Subsidiaries without the prior consent of each Lender.

(kk) Clause (i) of Section 13.4 is amended to (i) delete the “or” appearing immediately prior to the number “(8)” therein and replace it with a comma and (ii) add the following phrase at the end of the first sentence thereof:

, (9) to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any such information relating to the Companies received by it from the Global Administrative Agent or any Lender or (10) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans

(ll) Section 13.6(i) of the Credit Agreement is restated in its entirety as follows:

(i) HDFS, Harley and their affiliates have the right pursuant to licenses or otherwise to use certain trademark(s), logo(s), etc. relating to Harley-Davidson Motorcycles, HDFS and their affiliates (the “Licensed Marks”). Except as permitted by the following sentences, none of the Global Administrative Agent, the Lenders or their Affiliates are authorized to use such Licensed Marks or Harley’s or HDFS’s (i) text name and logo(s) (together) and/or (ii) logo(s) on forms, in legal documents, in advertising, marketing materials, in press releases or any other document or material. In the event the Global Administrative Agent, any Lender or any of their Affiliates wish to use said Licensed Marks, such Person must obtain HDFS’s and Harley’s prior written approval, which said approval is at HDFS’s and Harley’s sole and absolute discretion and subject to subsequent periodic review of such use and to such reasonable specifications of HDFS and Harley to the extent such specifications are directly related to the legal maintenance, whether such is before or after lapse or termination of this Agreement. The Harley-Davidson and/or HDFS (i) text name, logo(s) and registered trademark(s) (together) and/or (ii) logo(s) and/or (iii) registered trademark(s) are not to be used by the Global Administrative Agent, any Lender or any of their Affiliates in any way before, during or after the term of this Agreement, unless prior written consent is obtained from HDFS and Harley. This section shall survive the termination of this Agreement.

(mm) Schedule 6.2.1(b) to the Credit Agreement is changed and restated as new Schedule 6.2.1(b) thereto as set forth and attached as Annex I hereto.

(nn) Schedule 6.2.2(c) to the Credit Agreement is changed and restated as new Schedule 6.2.2(c) thereto as set forth and attached as Annex II hereto.

(oo) Exhibit F to the Credit Agreement is deleted in its entirety.

(pp) The Credit Agreement is amended to replace each reference to “Closing Date” with a reference to “Amendment No. 1 Effective Date” in each place where “Closing Date” appears in the definitions of “Material Adverse Change” and “Material Adverse Effect” in Section 1.1 of the Credit Agreement, in Sections 6.2.1(b), 6.2.2(c) and 6.2.3 of the Credit Agreement and in the ninth paragraph of Article XII of the Credit Agreement.

2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by each Borrower, the Required Lenders and the Administrative Agent and counterparts of the Consent and Reaffirmation attached hereto duly executed by the Guarantors, (ii) such other instruments, documents and legal opinions as are reasonably requested by the Administrative Agent and (iii) payment and/or reimbursement of the reasonable fees and expenses of the Administrative Agent and its affiliates (including, to the extent invoiced, fees and expenses of counsel for the Administrative Agent) in connection with this Amendment and the Loan Documents.

3. Representations and Warranties of each Borrower. Each Borrower hereby represents and warrants as follows:

(a) This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law.

(b) As of the date hereof and giving effect to the terms of this Amendment, (i) no Default or Unmatured Default shall have occurred and be continuing and (ii) the representations and warranties of such Borrower contained in Article V of the Credit Agreement, as amended hereby, are true and correct in all material respects as of the Effective Date, except for representations and warranties made with reference solely to an earlier date, which representations and warranties shall be true and correct as of such earlier date.

4. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) Except as specifically provided above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5. Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York, but giving effect to federal laws applicable to banks.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

HARLEY-DAVIDSON, INC.,
as a Borrower

By:	/s/ J. Darrell Thomas
Name:	J. Darrell Thomas
Title:	Vice President and Treasurer

HARLEY-DAVIDSON FUNDING CORP., as a Borrower

By:	/s/ J. Darrell Thomas
Name:	J. Darrell Thomas
Title:	Vice President, Treasurer and Assistant Secretary

Signature Page to Amendment No. 1

4-Year Credit Agreement dated as of April 28, 2011

Harley-Davidson, Inc. et al

JPMORGAN CHASE BANK, N.A.,
individually as a Lender and as Global Administrative Agent

By:	/s/ Richard W. Duker
Name:	Richard W. Duker
Title:	Managing Director

Signature Page to Amendment No. 1

4-Year Credit Agreement dated as of April 28, 2011

Harley-Davidson, Inc. et al

CITIBANK, N.A.,
as a Lender

By:	/s/ Maureen P. Maroney
Name:	Maureen Maroney
Title:	Vice President

Signature Page to Amendment No. 1

4-Year Credit Agreement dated as of April 28, 2011

Harley-Davidson, Inc. et al

BNP PARIBAS,
as a Lender

By:	/s/ Nader Tannous
Name:	Nader Tannous
Title:	Director

By:	/s/ Andrew Strait
Name:	Andrew Strait
Title:	Managing Director

Signature Page to Amendment No. 1

4-Year Credit Agreement dated as of April 28, 2011

Harley-Davidson, Inc. et al

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By:	/s/ James Welch
Name:	James Welch
Title:	Director

Signature Page to Amendment No. 1

4-Year Credit Agreement dated as of April 28, 2011

Harley-Davidson, Inc. et al

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jerrod Clements
Name:	Jerrod Clements
Title:	Officer

Signature Page to Amendment No. 1

4-Year Credit Agreement dated as of April 28, 2011

Harley-Davidson, Inc. et al

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

Signature Page to Amendment No. 1

4-Year Credit Agreement dated as of April 28, 2011

Harley-Davidson, Inc. et al

BMO HARRIS BANK N.A.,
as a Lender

By:	/s/ Ronald J. Carey
Name:	Ronald J. Carey
Title:	Senior Vice President

By:	/s/ Leo D. Freeman
Name:	Leo D. Freeman
Title:	Senior Vice President

Signature Page to Amendment No. 1

4-Year Credit Agreement dated as of April 28, 2011

Harley-Davidson, Inc. et al

MIZUHO CORPORATE BANK, LTD., NEW YORK BRANCH,
as a Lender

By:	/s/ Yasuo Imaizumi
Name:	Yasuo Imaizumi
Title:	Deputy General Manager

Signature Page to Amendment No. 1

4-Year Credit Agreement dated as of April 28, 2011

Harley-Davidson, Inc. et al

THE BANK OF NEW YORK MELLON,
as a Lender

By:	/s/ Jeffrey Dears
Name:	Jeffrey Dears
Title:	Vice President

Signature Page to Amendment No. 1

4-Year Credit Agreement dated as of April 28, 2011

Harley-Davidson, Inc. et al

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By:	/s/ Victor Pierzchalski
Name:	Victor Pierzchalski
Title:	Authorized Signatory

Signature Page to Amendment No. 1

4-Year Credit Agreement dated as of April 28, 2011

Harley-Davidson, Inc. et al

TORONTO DOMINION BANK (NEW YORK) LLC,
as a Lender

By:	/s/ Kelly Hundal
Name:	Kelly Hundal
Title:	Authorized Signatory

Address:
31 West 52nd Street, 17th Floor
New York, NY 10019

Attention: Betty Chang
Telephone No.: (212) 827-7772
Facsimile No.: (212) 827-7232

Signature Page to Amendment No. 1

4-Year Credit Agreement dated as of April 28, 2011

Harley-Davidson, Inc. et al

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ John D. Brady
Name:	John D. Brady
Title:	Director

Signature Page to Amendment No. 1

4-Year Credit Agreement dated as of April 28, 2011

Harley-Davidson, Inc. et al

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH,
as a Lender

By:	/s/ Mathias Rosenthal
Name:	Mathais Rosenthal
Title:	Associate

By:	/s/ Michael D’Anna
Name:	Michael D’Anna
Title:	Executive Director

Signature Page to Amendment No. 1

4-Year Credit Agreement dated as of April 28, 2011

Harley-Davidson, Inc. et al

THE NORTHERN TRUST COMPANY,
as a Lender

By:	/s/ Steve Ryan
Name:	Steve Ryan
Title:	Senior Vice President

Signature Page to Amendment No. 1

4-Year Credit Agreement dated as of April 28, 2011

Harley-Davidson, Inc. et al

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the Credit Agreement dated as of April 28, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Harley-Davidson, Inc., a Wisconsin corporation and Harley-Davidson Funding Corp., a Nevada corporation (collectively, the “Borrowers”), Harley-Davidson Financial Services, Inc., a Delaware corporation, Harley-Davidson Credit Corp., a Nevada corporation and certain other Subsidiaries of Harley from time to time party thereto, as Guarantors, the Lenders and JPMorgan Chase Bank, N.A., as Global Administrative Agent (the “Administrative Agent”), which Amendment No. 1 is dated as of April 13, 2012 and is by and among the Borrowers, the financial institutions listed on the signature pages thereof and the Administrative Agent (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Support Agreement (in the case of Harley), the Guarantee (in the case of the Guarantors) and any other Loan Document executed by it and acknowledges and agrees that each and every Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated April 13, 2012

[Signature Page Follows]

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed as of the day and year above written.

HARLEY-DAVIDSON FINANCIAL SERVICES, INC.

By:	/s/ J. Darrell Thomas
Name:	J. Darrell Thomas
Title:	Vice President and Treasurer

HARLEY-DAVIDSON CREDIT CORP.

By:	/s/ J. Darrell Thomas
Name:	J. Darrell Thomas
Title:	Vice President, Treasurer and Assistant Secretary

Signature Page to Consent and Reaffirmation to Amendment No. 1

4-Year Credit Agreement dated as of April 28, 2011

Harley-Davidson, Inc. et al

ANNEX I

Schedule 6.2.1(b)

Indebtedness

[See Attached]

SCHEDULE 6.2.1(b)

INDEBTEDNESS

1.	Indebtedness arising under that certain 5-Year Credit Agreement dated as of April 13, 2012 among Harley-Davidson, Inc. and certain of its subsidiaries, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Global Administrative Agent and Global Swing Line Lender, and/or any “Loan Document” under and as defined therein, in each case as amended, restated, supplemented or otherwise modified from time to time.

2.	Indebtedness arising under the following industrial revenue bonds and related agreements, instruments and documents: $2,273,000 Missouri Development Finance Board BUILD Missouri Revenue Bonds Series 2002 (Harley-Davidson Project).

3.	Indebtedness arising under overdraft facilities of Harley-Davidson Japan KK in an aggregate amount of 1.9 billion Yen.

ANNEX II

Schedule 6.2.2(c)

Liens

[See Attached]

SCHEDULE 6.2.2(c)

LIENS

1.	Liens from time to time securing the industrial revenue bonds described on Schedule 6.2.1(b), including extensions, renewals and replacements thereof.